UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2005

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On September 23, 2005, the Company entered into the Second Amendment to Office Lease (the “Amendment”), which amended the Office Lease executed on May 3, 2005 with Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership (“Crescent Funding”). The Office Lease was entered into in connection with the consolidation of operations in the office building located at 3333 Lee Parkway in Dallas, Texas.

The general partner of Crescent Funding is CRE Management VIII, L. P., a Delaware limited liability company, of which Crescent Real Estate Equities, Ltd., a Delaware corporation (“Crescent”), is the Manager. Crescent is also the owner of the building. Two of the directors of the Company, Robert W. Stallings (the executive Chairman of the Board of Directors) and John C. Goff, are members of the Board of Managers of Crescent. Mr. Goff is also the Chief Executive Officer and Vice Chairman of the Board of Managers of Crescent. As of April 28, 2005, Messrs. Stallings and Goff were the beneficial owners of 71,300 and 4,835,471 Common Shares, respectively, of Crescent.

The Amendment increased to approximately 40,464 square feet the total amount of space rented by the Company for its new Dallas headquarters office by adding additional space as to which the Company held a Preferential Right to Lease. The Amendment will increase the cost of the lease by an average of approximately $143,000 per year over the ten year term of the Office Lease. As a result of adding this additional space, the Company acquired the right to install signage on the building façade.

The Amendment was approved by the members of the Company’s Corporate Governance Committee, which is composed of three independent directors of the Company and empowered to review and approve or disapprove, or impose conditions on, any transaction or series of transactions involving the Company and any related party.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.39	Second Amendment to Office Lease dated September 23, 2005 by and between Crescent Real Estate Funding VIII, L.P. and GAINSCO, INC. (exhibits to the Lease are omitted from Exhibit 10.39).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED:  September 29, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit

10.39	Second Amendment to Office Lease dated September 23, 2005 by and between Crescent Real Estate Funding VIII, L.P. and GAINSCO, INC. (exhibits to the Lease are omitted from Exhibit 10.39).